SECURITIES AND EXCHANGE COMMISSIONS

Washington, D.C. 20549

Form 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT:  JUNE 7, 2006

CCA Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

2-85538-B

(Commission File Number)

1-31643

(IRS Employer Identification Number)

1-31643

(IRS Employer Identification Number)

200 Murray Hill Parkway, East Rutherford, New Jersey 07073

(Address of principal executive offices, zip code)

(201) 330-1400

(Registrant’s telephone number including area code)

Item 2:02 Preliminary Second Quarter News Release

  The Company issued a news release on June 7, 2006 setting forth its preliminary results and increased dividend for the second quarter ended May 31, 2006.  A copy of said news release is annexed hereto as Exhibit “A.”

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly cased this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 7, 2006

______CCA Industries, Inc._       __

             Registrant

By:        Ira W. Berman_____       __

             Ira W. Berman, Secretary

Exhibit A

Company Contact:

Ira W. Berman

Chairman

800-524-2720

FOR IMMEDIATE RELEASE

CCA INDUSTRIES, INC. ANNOUNCES PRELIMINARY RECORD SECOND QUARTER REVENUES AND DECLARES $0.07 DIVIDEND FOR THE THIRD QUARTER

East Rutherford, NJ, June 7, 2006:  CCA Industries, Inc. (AMEX - CAW) announced today that a preliminary review of the Company’s net sales for the second quarter ended May 31, 2006 exceeded last year’s record sales despite the fact that in the same quarter last year, the Company had the distribution of $1.8 million of the prior year’s launch of a line of new skin care products and this year there was a charge against sales of approximately $700,000 for the net return of these products.

In the second quarter, the new requirement to report its media and co-op advertising expenses will have an effect on earnings as it did in the first quarter. However, the Company anticipates the quarter will still be profitable despite the change in accounting.  In last year’s second quarter, the Company estimated media advertising and co-op expenses based upon its annual fiscal budget and deferred the excess to subsequent quarters.  In the second quarter of this year, the Company charged what was actually spent with no deferral.  In the second quarter for both years, the media advertising and co-op expense actually expended were approximately the same.   On a proforma basis, if the Company deferred the excess over the estimates as it did last year, the Company would have a record second quarter earnings.  Commencing in the third quarter, under GAAP accounting regulations, the Company will compare actual expenditures this year against actual expenditures last year.

Because of the Company’s excellent cash position, the board of directors declared a $0.07 dividend, up 40% from the last dividend declared of $0.05 from the previous quarter, to be paid to the shareholders of record on August 1, 2006 payable September 1, 2006.  This will be the 9th consecutive dividend the Company has paid!

The company expects to file the definitive financial statement by approximately the second week of July.

CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Sudden Change” anti-aging skin care products and “Scar Zone,”  “Nutra Nail” nail growth treatments, “Mega-T” Green Tea diet aids, “Mega-T” chewing gum, “Mega-G” diet aids, “Hair Off” hair removal and depilatories, “Bikini Zone” medicated crème and gel for the bikini area, “Solar Sense” sun protection products, and “Cherry Vanilla” Perfume.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.